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                                                                    Exhibit 99.1

STATEMENT PURSUANT TO 18 U.S.C. (sec) 1350

Pursuant to 18 U.S.C. (sec) 1350, each of the undersigned certifies that this Quarterly Report on Form 10-Q for the period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of MKS Instruments, Inc.

August 13, 2002                  By:  /s/ Ronald C. Weigner
                                      ------------------------------------------
                                      Ronald C. Weigner
                                      Vice President and Chief Financial Officer

August 13, 2002                  By:  /s/ John R. Bertucci
                                      ------------------------------------------
                                      John R. Bertucci
                                      Chairman, Chief Executive Officer and
                                      President